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                                                           Exhibit 99.B(e)(1)(B)

                               AMENDED SCHEDULE A

                               SCHEDULE OF SERIES

                                 WITH RESPECT TO

                               ING INVESTORS TRUST

                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

Distribution fees in the amount of 0.25% for Class A shares and 0.50% for Class R shares based on average net assets may be paid to Directed Services, Inc. for shares of the following Series of the ING Investors Trust:

     PORTFOLIO                                                CLASS
     ---------                                                -----
     ING AIM Mid Cap Growth Portfolio                         A, R
     ING Alliance Mid Cap Growth Portfolio                    A, R
     ING Capital Guardian Large Cap Value Portfolio           A, R
     ING Capital Guardian Managed Global Portfolio            A, R
     ING Capital Guardian Small Cap Portfolio                 A, R
     ING Developing World Portfolio                           A, R
     ING Eagle Asset Capital Appreciation Portfolio           A, R
     ING Evergreen Health Sciences Portfolio                  A, R
     ING Evergreen Omega Portfolio                            A, R
     ING FMR(SM) Diversified Mid Cap Portfolio                A, R
     ING Goldman Sachs Tollkeeper(SM) Portfolio               A, R
     ING Hard Assets Portfolio                                A, R
     ING International Portfolio                              A, R
     ING Janus Special Equity Portfolio                       A, R
     ING Jennison Equity Opportunities Portfolio              A, R
     ING JPMorgan Small Cap Equity Portfolio                  A, R
     ING Julius Baer Foreign Portfolio                        A, R
     ING Legg Mason Value Portfolio                           A, R
     ING Limited Maturity Bond Portfolio                      A, R
     ING Liquid Assets Portfolio                              A
     ING Marsico Growth Portfolio                             A, R
     ING Mercury Focus Value Portfolio                        A, R
     ING Mercury Large Cap Growth Portfolio                   A, R
     ING MFS Mid Cap Growth Portfolio                         A, R
     ING MFS Research Portfolio                               A, R
     ING MFS Total Return Portfolio                           A, R
     ING PIMCO Core Bond Portfolio                            A, R
     ING PIMCO High Yield Portfolio                           A, R
     ING Salomon Brothers All Cap Portfolio                   A, R
     ING Salomon Brothers Investors Portfolio                 A, R

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
     PORTFOLIO                                                CLASS
     ---------                                                -----
     ING T. Rowe Price Capital Appreciation Portfolio         A, R
     ING T. Rowe Price Equity Income Portfolio                A, R
     ING UBS U.S. Balanced Portfolio                          A, R
     ING Van Kampen Equity Growth Portfolio                   A, R
     ING Van Kampen Global Franchise Portfolio                A, R
     ING Van Kampen Growth and Income Portfolio               A, R
     ING Van Kampen Real Estate Portfolio                     A, R